Exhibit 99.5

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                     Specialty Chemical Company's revenue)

                   ASCC Revenue - Net Monthly Sales ($, millions)

                                 2000         2001        2002        2003
                                -----        -----       -----       -----
              January              99          101          96         102
              February            107           98         104         111
              March               117          105         100         114
              April               106          100         114         120
              May                 110          103         115
              June                112          115         112
              July                102          107         111
              August              112          107         116
              September           106          101         112
              October             109          113         119
              November            104          105         109
              December             98           94         105

               ASCC - 12 Month Net Sales Rolling Average ($, millions)

                                 2000         2001        2002        2003
                                -----        -----       -----       -----
              January             106          107         104         110
              February            107          106         104         110
              March               107          105         104         112
              April               107          105         105         112
              May                 108          104         106
              June                108          104         106
              July                107          105         106
              August              107          104         107
              September           107          104         108
              October             107          104         108
              November            107          104         108
              December            107          104         109